CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-157357) of our report dated March 10, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in United America Indemnity’s Annual Report on Form 10-K for the year ended December 31, 2008.  We also consent to the references to us under the headings “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
Philadelphia, PA
March 10, 2009